SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K
                          CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934






Date of Report (Date of earliest event report)  JUNE 6, 1996


                 Alexander Energy Corporation
      (Exact name of registrant as specified in its charter)



   Oklahoma                 0-10525                73-1088777
(State or other        (Commission File     (I.R.S. Employee
jurisdiction of             Number)         Identification No.)
 incorporation)


     701 Cedar Lake Boulevard, Oklahoma City, Oklahoma   73114
         (Address of principal                         (Zip Code)
           executive offices)


Registrant telephone number, including area code  (405) 478-8686


                             N/A
  (Former name or former address if changed since last report)

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.   Other Events.

          On June 6, 1996, National Energy Group ("NEG"), NEG-OK, Inc., a wholly-owned subsidiary of NEG ("NEG-OK") and Alexander Energy Corporation ("Alexander") signed an Agreement and Plan of Merger (the "Agreement"). Pursuant to the Agreement, Alexander will be merged with and into NEG-OK and the stockholders of Alexander will receive 1.7 shares of NEG's Common Stock for each share of Alexander Common Stock and associated rights. The Agreement was approved by NEG's and Alexander's Boards of Directors. NEG also received a bank commitment for $65,000,000 to finance part of the proposed transaction.

          The Merger is subject to the approval of the stockholders of NEG and Alexander and requisite regulatory approvals. The Merger is expected to be submitted to the stockholders of NEG and Alexander in August, 1996. The Merger is also subject to several other material conditions.

Item 7.   Financial Statements and Exhibits

          (a)  Financial Statements of Businesses Acquired.

               Not applicable.

          (b)  Pro Forma Financial Information.

               Not applicable.

          (c)  Exhibits.

               The following are filed as exhibits hereto:

Exhibit
Number         Description
- -------        -----------
2              Agreement and Plan of Merger by and among National Energy
               Group, Inc., NEG-OK, Inc. and Alexander Energy Corporation dated June 6, 1996.

                            SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ALEXANDER ENERGY CORPORATION


                              BOB G. ALEXANDER

                              Bob G. Alexander, President

Date:  July 23, 1996

                          EXHIBIT INDEX
Exhibit Number    Description                          Method of Filing
- --------------    -----------                          ----------------
2                 Agreement and Plan of Merger by      Filed herewith
                  and among National Energy Group,     electronically
                  Inc., NEG-OK, Inc. and Alexander
                  Energy Corporation dated June 6,
                  1996